EXECUTION COUNTERPART

                   SECOND AMENDMENT TO LOAN FACILITY
                         AGREEMENT AND GUARANTY

     THIS SECOND AMENDMENT TO LOAN FACILITY AGREEMENT AND GUARANTY (this "Second Amendment") dated as of March 4, 1998, by and between RUBY TUESDAY, INC., a Georgia corporation ("Sponsor"), each of the financial institutions listed on the signature pages hereof (the "Participants") and SUNTRUST BANK, ATLANTA, a Georgia banking corporation, as servicer (in such capacity, the "Servicer");

                          W I T N E S S E T H:

      WHEREAS, the Sponsor, Participants and Servicer, in order to make available a loan facility to certain franchisees of Sponsor, entered into that certain Loan Facility Agreement and Guaranty dated as of May 30, 1997, as amended by that certain First Amendment to Loan Facility Agreement and Guaranty, dated as of October 30, 1997 (as hereafter amended or modified, the "Loan Facility Agreement") by and among Sponsor, Servicer and the Participants;

     WHEREAS, in order to expedite the ongoing operations of the loan facility, Sponsor and the Servicer entered into that certain Servicing Agreement, dated as of May 30, 1997 (as amended or modified, the "Servicing Agreement") to set forth certain agreements regarding fees and operations;

     WHEREAS, the Sponsor has requested, and the Servicer and the Participants have agreed, to enter into certain amendments to the Loan Facility Agreement;

     WHEREAS, the Sponsor, the Participants and the Servicer wish to enter into this Second Amendment to set forth their understandings regarding the amendments;

     NOW, THEREFORE, for and in consideration of the mutual premises contained herein and other valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, agree as follows:

     I. Definitions. All terms used herein without definition shall have the meanings set forth for such terms in the Loan Facility
Agreement.

     II.  Amendments.

       A.  Amendments to Section 1.1 of the Loan Facility Agreement.
Section 1.1 of the Loan Facility Agreement is hereby amended by adding the following new definitions to such Section 1.1 in alphabetical order:

          "Franchise Partner Program" shall mean the optional financing and business structuring program offered by the Sponsor to a limited number of qualified restaurant operators, such operators to be determined by the Sponsor in its sole discretion, which provides such restaurant operators a business structure for organizing, owning and funding the establishment and operation of at least 8 to 10 restaurants doing business under operating concepts owned by Sponsor.

          "Mozzarella's" shall mean "Mozzarella's American Cafes", an operating concept of the Sponsor.

          "Ruby Tuesday" shall mean "Ruby Tuesday", an operating concept of Sponsor.

          "Tia's" shall mean "Tia's Mexican Restaurants", an operating concept of Tias, Inc., a Texas corporation, a wholly owned subsidiary of Sponsor.

     B.  Amendment to Section 6.1 of the Loan Facility Agreement.
Section 6.1 of the Loan Facility Agreement is hereby amended by deleting
Section 6.1(h)(iii) thereof and substituting the following in lieu thereof:

          "(iii)  Consolidated Net Worth.  Maintain at all times
Consolidated Net Worth in an amount not less than the sum of (i)
$180,000,000, plus (ii) an amount equal to 100% of the Net Proceeds of all issuances of stock, warrants, Subordinated Debt, or other equity of the Sponsor issued following the date hereof."

     C.  Amendment to Section 6.2 of the Loan Facility Agreement.
Section 6.2 of the Loan Facility Agreement is hereby amended by deleting
Section 6.2(c) thereof and substituting the following in lieu thereof:

          "(c) Mergers, Sales, Etc.(A) Merge or consolidate with any other Person, except that this Section 6.2(c) shall not apply to (i) any merger or consolidation of Sponsor with any other Person provided that the Sponsor is the surviving corporation after such merger or consolidation, (ii) any merger or consolidation of any of the Sponsor's Subsidiaries with any other Person provided that any such Subsidiary shall be the surviving corporation after such merger or consolidation or
(iii) any merger between Subsidiaries of Sponsor, and (B) sell, lease, transfer or otherwise dispose of its accounts, property or other assets (including capital stock of any Subsidiary of Sponsor), except that this
Section 6.2(c) shall not apply to (i) any sale, lease, transfer or other disposition of assets of any Subsidiary of the Sponsor to the Sponsor or any of its Material Subsidiaries, (ii) sales of inventory in the ordinary course of business of the Sponsor and its Subsidiaries, (iii) disposition of equipment or inventory determined in good faith to be obsolete or unusable by the Sponsor or its Subsidiaries, or (iv) any other sale of the Sponsor's assets during the term of this Agreement (excluding the sale of any assets pertaining to Mozzarella's or Tia's units or any Ruby Tuesday units pursuant to the Company's Franchise Partner Program) with an aggregate book value, when aggregated with all other such sales since may 30, 1997, not exceeding 7.5% of the aggregate book value of all of the Sponsor's assets on the date of such transfer; provided, however, that no transaction pursuant to clause (A), clause (B)(i) or clause
(B)(iv) above shall be permitted if any Unmatured Credit Event or Credit Event exists at the time of such transaction or would exist as a result of such transaction."

     III. Conditions of Effectiveness. This Second Amendment shall become effective as of the date first above written (the "Effective Date") when this Second Amendment shall have been executed and delivered by Sponsor and the Required Participants to the Servicer.

     IV. Representations and Warranties of Sponsor. Sponsor, without limiting the representations and warranties provided in the Loan Facility Agreement, represents and warrants to the Participants and the Servicer as follows:

          1. The execution, delivery and performance by Sponsor of this Second Amendment are within Sponsor's corporate powers, have been duly authorized by all necessary corporate action (including any necessary shareholder action) and do not and will not (a) violate any provision of any law, rule or regulation, any judgment, order or ruling of any court or governmental agency, the articles of incorporation or by-laws of Sponsor or any indenture, agreement or other instrument to which Sponsor is a party or by which Sponsor or any of its properties is bound or (b) be in conflict with, result in a breach of, or constitute with notice or lapse of time or both a default under any such indenture, agreement or other instrument.

          2. This Second Amendment constitutes the legal, valid and binding obligations of Sponsor, enforceable against Sponsor in accordance with their respective terms.

          3. No Unmatured Credit Event or Credit Event has occurred and is continuing as of the Effective Date.

     V. Survival. Each of the foregoing representations and warranties and each of the representations and warranties made in the Loan Facility Agreement shall be made at and as of the Effective Date. Each of the foregoing representations and warranties shall constitute a representation and warranty of Sponsor under the Loan Facility Agreement, and it shall be a Credit Event if any such representation and warranty shall prove to have been incorrect or false in any material respect at the time when made. Each of the representations and warranties made under the Loan Facility Agreement (including those made herein) shall survive and not be waived by the execution and delivery of this Second Amendment or any investigation by the Participants or the Servicer.

     VI. No Waiver, Etc. Sponsor hereby agrees that nothing herein shall constitute a waiver by the Participants of any Unmatured Credit Event or Credit Event, whether known or unknown, which may exist under the Loan Facility Agreement. Sponsor hereby further agrees that no action, inaction or agreement by the Participants, including without limitation, any indulgence, waiver, consent or agreement altering the provisions of the Loan Facility Agreement which may have occurred with respect to the non-payment of any obligation during the terms of the Loan Facility Agreement or any portion thereof, or any other matter relating to the Loan Facility Agreement, shall require or imply any future indulgence, waiver, or agreement by the Participants. In addition, Sponsor acknowledges and agrees that it has no knowledge of any defenses, counterclaims, offsets or objections in its favor against any Participant with regard to any of the obligations due under the terms of the Loan Facility Agreement as of the date of this Second Amendment.

     VII. Ratification of Loan Facility Agreement. Except as expressly amended herein, all terms, covenants and conditions of the Loan Facility Agreement and the other Operative Documents shall remain in full force and effect, and the parties hereto do expressly ratify and confirm the Loan Facility Agreement as amended herein. All future references to the Loan Facility Agreement shall be deemed to refer to the Loan Facility Agreement as amended hereby.

     VIII. Binding Nature. This Second Amendment shall be binding upon and inure to the benefit of the parties hereto, their respective heirs, successors, successors-in-titles, and assigns.

     IX. Costs, Expenses and Taxes. Sponsor agrees to pay on demand all reasonable costs and expenses of the Servicer in connection with the preparation, execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder, including, without limitation, the reasonable fees and out-of-pocket expenses of counsel for the Servicer with respect thereto and with respect to advising the Servicer as to its rights and responsibilities hereunder and thereunder. In addition, Sponsor shall pay any and all stamp and other taxes payable or determined to be payable in connection with the execution and delivery of this Second Amendment and the other instruments and documents to be delivered hereunder, and agrees to save the Servicer and each Participant harmless from and against any and all liabilities with respect to or resulting from any delay in paying or omission to pay such taxes.

     X.  Governing Law.  THIS AMENDMENT SHALL BE GOVERNED BY AND
CONSTRUED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF GEORGIA.

     XI. Entire Understanding. This Second Amendment sets forth the entire understanding of the parties with respect to the matters set forth herein, and shall supersede any prior negotiations or agreements, whether written or oral, with respect thereto.

     XII. Counterparts. This Second Amendment may be executed in any number of counterparts and by different parties hereto in separate counterparts and may be delivered by telecopier. Each counterpart so executed and delivered shall be deemed an original and all of which taken together shall constitute but one and the same instrument.

         [Remainder of page intentionally left blank.]

     IN WITNESS WHEREOF, the parties hereto have executed this Second Amendment through their authorized officers as of the date first above written.



RUBY TUESDAY, INC.

By: /s/ J. Russell Mothershed
Title: C.F.O.

Attest:
Secretary

[CORPORATE SEAL]


SUNTRUST BANK, ATLANTA, as Servicer

By:
Title:

By:
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SUNTRUST BANK, ATLANTA

By:
Title:

By:
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AMSOUTH BANK OF ALABAMA

By:
Title:


FIRST AMERICAN NATIONAL BANK

By:
Title


WACHOVIA BANK, N.A.

By:
Title:


BARNETT BANK, N.A.

By:
Title:


HIBERNIA NATIONAL BANK

By:
Title:


FIRST TENNESSEE BANK

By:
Title: